AMENDED AND RESTATED
                                 AGENCY AGREEMENT

This agreement (the "Agreement"), effective this 1st day of November, 2003, by and between COLUMBIA FUNDS TRUST VIII, COLUMBIA FUNDS TRUST IX, COLUMBIA FUNDS TRUST XI, each a Massachusetts business trust (each referred to hereinafter individually as a "Trust" and collectively as the "Trusts"), and COLUMBIA FUNDS SERVICES, INC., a Massachusetts corporation (hereinafter referred to as "CFS"), amends and restates the Restated Agency Agreement dated August 1, 1995, as amended.

WITNESSETH:

         1. APPOINTMENT. Each Trust hereby appoints CFS, effective as of the date hereof, as its agent in connection with the issue, redemption, and transfer of shares of beneficial interest of the Trust, including shares of each respective series of the Trust (hereinafter called the "Shares"), and to process investment income and capital gain distributions with respect to such Shares, to perform certain duties in connection with the Trust's withdrawal and other plans, to mail proxy and other materials to the Trust's shareholders upon the terms and conditions set forth herein, and to perform such other and further duties as are agreed upon between the parties from time to time.

         2. ACKNOWLEDGMENT. CFS acknowledges that it has received from each Trust the following documents:

                  A. A certified copy of the Agreement and Declaration of Trust and any amendments thereto;

                  B.  A certified copy of the By-Laws of Trust;

                  C. A certified copy of the resolution of its Board of Trustees authorizing this Agreement;

                  D. Specimens of all forms of Share certificates as approved by its Board of Trustees with a statement of its Secretary certifying such approval;

                  E. Samples of all account application forms and other documents relating to shareholders accounts, including terms of its Systematic Withdrawal Plan;

                  F. Certified copies of any resolutions of the Board of Trustees authorizing the issue of authorized but unissued Shares;

                  G. An opinion of counsel for the Trust with respect to the validity of the Shares, the status of repurchased Shares and the number of Shares with respect to which a Registration Statement has been filed and is in effect;

                  H. A certificate of incumbency bearing the signatures of the officers of the Trust who are authorized to sign Share certificates, to sign checks and to sign written instructions to CFS.

         3. ADDITIONAL DOCUMENTATION. Each Trust will also furnish CFS from time to time with the following documents:

                  A. Certified copies of each amendment to its Agreement and Declaration of Trust and By-Laws;

                  B. Each Registration Statement filed with the Securities and Exchange Commission and

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amendments thereto with respect to its Shares;

                  C. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to CFS;

                  D. Specimens of all new Share certificates accompanied by certified copies of Board of Trustees resolutions approving such forms;

                  E. Forms and terms with respect to new plans that may be instituted and such other certificates, documents or opinions that CFS may from time to time, in its discretion, deem necessary or appropriate in the proper performance of its duties.

         4. AUTHORIZED SHARES. Each Trust certifies to CFS that, as of the date of this Agreement, it may issue an unlimited number of Shares of the same class in one or more series as the Board of Trustees may authorize. The series authorized as of the date of this Agreement are listed in Schedule B.

         5. REGISTRATION OF SHARES. CFS shall record issuances of Shares based on the information provided by each Trust. CFS shall have no obligation to a Trust, when countersigning and issuing Shares, whether evidenced by certificates or in uncertificated form, to take cognizance of any law relating to the issuance and sale of Shares, except as specifically agreed in writing between CFS and the Trusts, and shall have no such obligation to any shareholder except as specifically provided in Sections 8-205, 8-208 and 8-406 of the Uniform Commercial Code. Based on data provided by each Trust of Shares registered or qualified for sale in various states, CFS will advise the Trusts when any sale of Shares to a resident of a state would result in total sales in that state in excess of the amount registered or qualified in that state.

         6. SHARE CERTIFICATES. Each Trust shall supply CFS with a sufficient supply of serially pre-numbered blank Share certificates, which shall contain the appropriate series designation, if applicable. Such blank certificates shall be properly prepared and signed by authorized officers of Trust manually or, if authorized by Trust, by facsimile and shall bear the seal of Trust or a facsimile thereof. Notwithstanding the death, resignation, or removal of any officer authorized to sign certificates, CFS may continue to countersign certificates which bear the manual or facsimile signature of such officer as directed by Trust.

         7. CHECKS. Each Trust shall supply CFS with a sufficient supply of serially pre-numbered blank checks for the dividend bank accounts and for the principal bank accounts of Trust. CFS shall prepare and sign by facsimile signature plates, bearing the facsimiles of the signatures of authorized signatories, dividend account checks for payment of ordinary income dividends and capital gain distributions and principal account checks for payment of redemptions of Shares, including those in connection with the Trusts' Withdrawal Plans, refunds on subscriptions and other capital payments on Shares, in accordance with this Agreement. CFS shall hold signature facsimile plates for this purpose and shall exercise reasonable care in their transportation, storage or use. CFS may deliver such signature facsimile plates to an agent or contractor to perform the services described herein, but shall not be relieved of its duties hereunder by any such delivery.

         8. RECORDKEEPING. CFS shall maintain records showing for each shareholder's account in the appropriate series of each Trust, the following information and such other information as may be mutually agreed to from time to time by the Trusts and CFS:

                  A. To the extent such information is provided by shareholders: name(s), address, alphabetical sort key, client number, tax identification number, account number, the existence of any special service or transaction privilege offered by the Trust and applicable to the shareholder's account including but not limited to the telephone exchange privilege, and other similar information;

                  B.  Number of Shares held;

                  C.  Amount of accrued dividends;

                  D. Information for the current calendar year regarding the account of the shareholder, including transactions to date, date of each transaction, price per share, amount and type of each purchase and redemption, transfers, amount of accrued dividends, the amount and date of all distributions paid, price per share, and amount of all distributions reinvested;

                  E. Any stop order currently in effect against the shareholder's account;

                  F. Information with respect to any withholding for the calendar year as required under applicable Federal and state laws, rules and regulations;

                  G. The certificate number and date of issuance of each Share certificate outstanding, if any, representing a shareholder's Shares in each account, the number of Shares so represented, and any stop legend on each certificate;

                  H. Information with respect to gross proceeds of all sales transactions as required under applicable Federal income tax laws, rules and regulations; and

                  I. Such other information as may be agreed upon by the Trusts and CFS from time to time.

         CFS shall maintain for any account that is closed ("Closed Account") the aforesaid records through the June of the calendar year following the year in which the account is closed or such other period as may be mutually agreed to from time to time by such Trust and CFS.

         9. ADMINISTRATIVE SERVICES. CFS shall furnish the following administrative services to each Trust:

                  A. Coordination of the printing and dissemination of Prospectuses, financial reports, and other shareholder information as are agreed to by CFS and the Trust from time to time.

                  B Maintenance of data and statistics and preparation of reports for internal use and for distribution to the Board of Trustees concerning shareholder transaction and service activity.

                  C. Handling of requests from third parties involving shareholder records, including, but not limited to, record subpoenas, tax levies, and orders issued by courts or administrative or regulatory agencies.

                  D. Development and monitoring of shareholder service programs that may be offered from time to time, including, but not limited to, individual retirement account and tax-qualified retirement plan programs, checkwriting redemption privileges, automatic purchase, exchange and redemption programs, audio response services, programs involving electronic transfer of funds, and lock box facilities.

                  E. Provision of facilities, hardware and software systems, and equipment in Chicago (and other locations mutually agreed to by CFS and the Trusts) to meet the needs of shareholders and prospective shareholders, including, but not limited to, walk-in facilities, toll-free telephone numbers, electronic, audio and other communication, accounting and recordkeeping systems to handle shareholder transaction, inquiry and other activity, and to provide management and other personnel required to staff such facilities and administer such systems.

         10. SHAREHOLDER SERVICES. CFS shall provide the following services as are requested by a Trust in addition to the transactional and recordkeeping services provided for elsewhere herein:

                  A. Responding to communications from shareholders or their representatives or agents concerning any matters pertaining to shares registered in their names, including, but not limited to, (i) net asset value and average cost basis information; (ii) shareholder services, plans, options, and privileges; and (ii) with respect to the series of the Trust represented by such shares, information concerning investment policies, portfolio holdings, performance, and shareholder distributions and the classification thereof for tax purposes.

                  B. Handling of shareholder complaints and correspondence directed to or brought to the attention of CFS.

                  C. Soliciting and tabulating proxies of shareholders and answering questions concerning the subject matter thereof.

                  D. Under the direction of the officers of the Trust, administering a program whereby shareholders whose mail from the Trust is returned are identified, current address information for such shareholders is solicited, and shares and dividend or redemption proceeds owned by shareholders who cannot be located are escheated to the proper authorities in accordance with applicable laws and regulations.

                  E. Preparing and disseminating special data, notices, reports, programs, and literature for certain categories of shareholders based on account characteristics, or for shareholders generally in light of industry, market, product, tax, or legal developments.

                  F.  Assisting any institutional servicing or recordkeeping
agent   engaged  by  CFS  and   approved  by  the  Trust  in  the   development,
implementation, and maintenance of special programs and systems to enhance overall shareholder servicing capability, consisting of:

                           (i) Product and system training for personnel of the institutional servicing agent.

                           (ii) Joint programs with the institutional servicing agent to develop customized shareholder software systems, account statements, and other information and reports.

                           (iii) Electronic and telephonic systems and other technological means by which shareholder information, account data, and cost of securities may be exchanged among CFS, the institutional servicing agent, and their respective agents or vendors.

                  G. Furnishing sub-accounting services for retirement plan shareholders and other shareholders representing group relationships with special recordkeeping needs.

                  H. Providing and supervising the services of employees whose principal responsibility and function will be to preserve and strengthen the Trust's relationships with its shareholders.

                  I. Such other shareholder and shareholder-related services, whether similar to or different from those described in this section as the parties may from time to time agree in writing.

         11. PURCHASES. Upon receipt of a request for purchase of Shares containing data required by a Trust for processing of a purchase transaction, CFS will:

                  A. Compute the number of Shares of the appropriate series of the Trust to which the purchaser is entitled and the dollar value of the transaction according to the price of such Shares as provided by the Trust for purchases made at that time and date;

                  B. In the case of a new shareholder, establish an account for the shareholder, including the information specified in Section 8 hereof; in the case of an Exchange as described in Section 14 below by telephone or telegraph, the account shall have exactly the same registration as that of the account of the other series of the Trust or any other series of another Trust from which the Exchange was made;

                  C. Transmit to the shareholder by mail or electronically a confirmation of the purchase, as directed by the Trust, in such format as agreed to by CFS and the Trusts, including all information called for thereby, and, in the case of a purchase for a new account, shall also furnish the shareholder a current Prospectus of the applicable series;

                  D. If applicable, prepare a refund check in the amount of any overpayment of the subscription price and deliver it to the Trust for signing; and

                  E. If a certificate is requested by the shareholder, prepare, countersign, issue and mail, not earlier than 30 days after the date of purchase, to the shareholder at his address of record a Share certificate for such full Shares purchased.

         12. REDEMPTIONS. Instructions to redeem Shares of any series of a Trust, including instructions for an Exchange as described in Section 14 below, may be furnished in written form, or by other means, including but not limited to telephonic or electronic transmission or by writing a special form of check, as may be mutually agreed to from time to time by each Trust and CFS. Upon receipt by CFS of instructions to redeem which are in "good order," as defined in the Prospectus of the applicable series and satisfactory to CFS, CFS will:

                  A. Compute the amount due for the Shares and the total number of all the Shares redeemed in accordance with the price per Share as provided by the Trust for redemptions of such Shares at that time and date, and transmit to the shareholder by mail or electronically a confirmation of the redemption, as directed by the Trust, in such format as agreed to by CFS and the Trust, including all information called for thereby;

                  B. Confirmations of redemptions that result in the payment of accrued dividends shall indicate the amount of such payment and any amounts withheld;

                  C. In the case of a redemption in written form other than by Exchange, CFS shall transmit to the shareholder by check or, as may be mutually agreed to by the Trust and CFS and requested by the shareholder, electronic means, an amount equal to the redemption price and any payment of accrued dividends occasioned by the redemption, net of any amounts withheld under applicable Federal and state laws, rules and regulations on or before the seventh calendar day following the date on which instructions to redeem in "good order" as defined in the Prospectus of the applicable series, which instructions are satisfactory to CFS as received by CFS. In the case of an Exchange, CFS shall use the proceeds of the redemption, net of any amounts withheld under applicable Federal and state laws, rules and regulations, to purchase Shares of any other series of the Trust or any other series of another Trust selected by the person requesting the Exchange;

                  D. In the case of Exchanges by telephone or telegraph, redemptions by telephone or electronic transmission and redemptions by writing a special form of check, CFS shall deliver to the Trust, on the business day following the effective date of such transaction, a listing of such transaction data in a format agreed to by the Trusts and CFS from time to time;

                  E. If any Share certificate or instruction to redeem tendered to CFS is not satisfactory to CFS, it shall promptly notify the Trust of such fact together with the reason therefor;

                  F.  CFS shall cancel promptly Share certificates received in
proper  form  for  redemption  and  issue,   countersign   and  mail  new  Share
certificates for the Shares represented by certificates so cancelled which are not redeemed;

                  G. CFS shall advise the Trust and refuse to process any redemption by electronic transmission or Exchange by telephone or telegraph or redemptions by writing a special form of check, if such transaction would result in the redemption of Shares represented by outstanding certificates, unless otherwise instructed by an officer of the Trust.

         13. ADMINISTRATION OF WITHDRAWAL PLANS. A redemption made pursuant to a Withdrawal Plan offered by the Trusts shall be effected by CFS at the net asset value per Share of the appropriate series of the Trust on the twentieth day or the next business day of the month in which the recipient is scheduled to receive the withdrawal payment. CFS shall prepare and mail to the recipient on or before the seventh calendar day after the date of redemption a check in the amount of each required payment, net of any amounts withheld under applicable Federal and state laws, rules and regulations, and also furnish the shareholder a confirmation of the redemption as described in Section 12 above.

         14. EXCHANGES. Upon receipt by CFS of a request to exchange Shares of a series of a Trust held in a shareholder's account for those of any other series of the Trust or any other series of another Trust or vice versa in written form, by telephone or telegraph or by other electronic means, containing data required by the Trust for processing such a transaction, CFS will:

                  A. If the request is by telephone, telegraph or other electronic means, verify that the shareholder has furnished both the series of a Trust from and to which the Exchange is to be made authorization, in a form acceptable to such Trust, to accept Exchange instructions for his account by such means.

                  B. Process a redemption of the Shares of the series of the Trust to be redeemed in connection with the Exchange and apply the proceeds thereof, net of any amounts withheld under applicable Federal and state laws, rules and regulations, to purchase shares of any other series of the Trust or any other series of another Trust being acquired in accordance with the respective Trust's redemption and purchase policies and Sections 11 and 12 of this Agreement.

         Any redemption and purchase pursuant to an Exchange shall be effected as of the time and prices applicable to an order for redemption or purchase received at the time the request for Exchange is received.

         15.  TRANSFER OF SHARES.  Upon receipt by CFS of a request for a transfer of Shares of any series of a Trust, and receipt of a Share certificate for transfer or an order for the transfer of Shares in the case of an uncertificated account, in either case with such endorsements, instruments of assignment or evidence of succession as may be required by CFS and accompanied by payment of such transfer taxes, if any, as may be applicable, and satisfaction of any other conditions for registration of transfers contained in the Trust's By-Laws, Prospectuses, and Statements of Additional Information, CFS will verify the balance of Shares of such series of the Trust in the account; record the transfer of ownership of such Shares in its Share certificate and shareholder records for such series; cancel Share certificates for Shares surrendered for transfer; establish an account pursuant to Section 8 for the transferee if a new shareholder; prepare, countersign and mail new Share certificates for a like number of Shares in the case of a certificated account;

and transmit to the shareholder by mail or electronically confirmation of the transfer for each account affected, in a format agreed to by CFS and the Trust, including all information called for thereby. CFS shall be responsible for determining that certificates, orders for transfer, and supporting documents, if any, are in proper legal form for the transfer of Shares.

         16. CHANGES IN SHAREHOLDER RECORDS. Changes in items of information specified in Section 8 not relating to change in ownership of Shares will be made by CFS upon receipt of a request for such change in a format agreed to by CFS and the Trusts. In the case of any change that CFS and the Trusts agree requires confirmation, a confirmation of such change in a format agreed to by CFS and the Trusts shall be transmitted to the shareholder by mail or electronically.

         17. REFUSAL TO REDEEM OR TRANSFER. CFS reserves the right to refuse to redeem or transfer Shares until reasonably satisfied that the endorsement on the Share certificates or written request presented is valid and genuine, and for such purpose may require where reasonably necessary or appropriate a guarantee of signature. CFS also reserves the right to refuse to redeem or transfer Shares until satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers or redemptions which it, in its judgment, deems improper or unauthorized. Notwithstanding the foregoing, CFS shall redeem or transfer Shares even though not satisfied as to the endorsement or legal authority if it is first indemnified to its reasonable satisfaction against all expenses and liabilities to which it might, in its judgment, be subjected by such action.

         18. DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. Each Trust will promptly inform CFS of the declaration of any dividend or other distribution with respect to Shares of any series of the Trust, including the amount of distribution, the amount of withholding under applicable Federal and state laws, rules and regulations, if any, dividend number, if any, record date, ex-dividend date, payable date and price at which dividends or other distributions are to be reinvested.

         In the case of any series of a Trust for which dividends shall be declared daily and paid monthly or quarterly, CFS will credit the dividend payable to each shareholder thereof to a dividend account of the shareholder and will provide the Trust on each business day with reports of the total amount of dividends credited and such other data as are agreed upon by the Trust and CFS. Promptly after the payable date for the Trust, CFS will provide the Trust with reports showing the accounts which have been paid a dividend or other distribution, the amount received by each account, the amount withheld as required under applicable Federal and state laws, rules and regulations, if any, the amount of the dividend or distribution paid in cash or reinvested in Shares, and the total amount of cash and Shares required for payment of the dividend or other distribution.

         In the case of each other series of the Trust, CFS will provide the Trust promptly following the record date therefor with reports of the total amount of dividends payable with respect thereto and such other data as are agreed to by the Trusts and CFS. Promptly after the payable date therefor, CFS will provide the Trust with reports showing the accounts which are to be paid a dividend or other distribution, the amount to be received by each account, the amount to be withheld as required under applicable Federal and state laws, rules and regulations, if any, whether such dividend or distribution is to be paid in cash or reinvested in Shares, and the total amount of cash and Shares required for the payment of such dividend or distribution.

         At times agreed to by the Trusts and CFS, CFS will transmit by mail or electronically to shareholders the proceeds of such dividend or other distribution and confirmation thereof. Where distributions are reinvested, the price and date of reinvestment will be those supplied by the Trusts. Confirmations will be prepared by CFS in a format agreed to by CFS and the Trusts.

         19. WITHHOLDING. Under applicable Federal and state laws, rules and regulations requiring withholding from dividends and other distributions and payments to shareholders, CFS shall be responsible for determining the amount to be withheld and the Trusts shall forward that amount to CFS, which will deposit said amount with, and report said amount to, the proper governmental agency as required thereunder. Liability for any amounts withheld, whether or not actually withheld, and for any penalties which may be imposed upon the payor for failure to withhold, report, or deposit the proper amount, and for any interest due on said amount, shall be borne by the Trusts and CFS as provided in Section 37 hereof.

         Upon receipt of a certificate from a shareholder pertaining to withholding (including exemptions therefrom) containing such information as required by a Trust of the shareholder under applicable Federal and state laws, rules and regulations, CFS shall promptly process the certificate, which shall become effective as soon as reasonably possible after receipt by CFS, but no later than may be required by applicable Federal and state laws, rules and regulations.

         At the time a shareholder account is established with a Trust, the Trust shall be responsible for (i) soliciting the shareholder's tax identification number in the manner and form required under applicable Federal and state laws, rules and regulations; (ii) identifying and rejecting an obviously incorrect number (as defined under applicable Federal and state laws, rules and regulations) and (iii) furnishing to CFS the number and any related information provided by or on behalf of the shareholder. CFS shall be responsible for any subsequent communications to the shareholder that may be required in this regard.

         In the case of withholding an amount in excess of the proper amount from a payment made by or on behalf of a Trust to a shareholder except as otherwise provided by applicable Federal and state laws, rules and regulations, CFS, at the direction of the Trust, shall immediately adjust the shareholder's account, as well as succeeding deposits; provided, however, that when an adjustment would result in an adjustment across calendar years, CFS shall not be required to make such adjustment.

         In the case of (i) a failure to withhold the proper amount from a dividend or other distribution or payment made by or on behalf of any series of a Trust to a shareholder or (ii) any penalties attributable to (a) a failure to withhold the proper amount or (b) the shareholder's failure to provide the Trust or CFS with correct information requested in order to comply with withholding requirements under applicable Federal and state laws, rules and regulations, CFS, at the direction of the Trust, shall immediately cause the redemption of Shares from the shareholder's account with such series having a value not exceeding the sum of such deficit amount and applicable penalties and apply the proceeds to reimburse whomever has borne the expense resulting from the shareholder's failure. If the value of the Shares in the shareholder's account with the series is less than the sum of the deficit amount and applicable penalties, CFS may cause the redemption of Shares having a value not exceeding such difference from any account, including a joint account, of the shareholder with any other series of the Trust or any other series of another Trust, subject to the consent of the other Trust, and apply the proceeds to reimburse whoever has borne the expense resulting from the shareholder's failure.

         20. MAILINGS. CFS shall take all steps required, including the addressing of envelopes, to make the following additional mailings to shareholders:

                  A. CFS shall mail financial reports furnished by each series of a Trust to shareholders as requested and will mail the current Prospectus for each series of the Trust to shareholders of such series once each year;

                  B. CFS shall mail to shareholders of each series of a Trust proxy material for each duly scheduled meeting of shareholders of that series;

                  C. CFS shall include in any of the above mailings such other enclosures as are compatible for mailing purposes as reasonably requested by the Trusts;

                  D. CFS shall make such other mailings upon such terms and conditions and for such fees as are agreed to by CFS and each Trust from time to time.

         The Trusts shall deliver all material required to be furnished to CFS for any scheduled mailing sufficiently in advance of the date for such mailing, so that CFS may effect the scheduled mailing.

         21. TAX INFORMATION RETURNS AND REPORTS. CFS will prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable Federal and state laws, rules and regulations, and
(iii) gross proceeds of sales transactions as required and as the Trusts shall direct CFS. Further, CFS shall prepare and deliver to the Trusts reports showing amounts withheld from dividends and other distributions and payments made for each series of the Trusts.

         22. INFORMATION TO BE FURNISHED TO SHAREHOLDERS. CFS will prepare and transmit to each shareholder of each Trust annually in such format as is reasonably requested by the Trust, and as agreed to by CFS, information returns and reports for reporting dividends and other distribution and payments, amounts withheld, if any, and gross proceeds of sales transactions as required under applicable Federal and state laws, rules and regulations.

         23. STOP ORDERS. Upon receipt of a request from a Trust or a shareholder that a "stop" should be placed on the shareholder's account, CFS will maintain a record of such "stop" and notify the Trust if any transaction request is received from a shareholder which would reduce the number of Shares in an account on which a "stop" has been placed. CFS will inform the Trusts of any information CFS receives relating to a "stop." CFS shall also maintain for the Trusts the record of share certificates on which a "stop" has been placed, it being understood that a certificate "stop" does not mean a "stop" on the shareholder's entire account to which a certificate may relate.

         24. SHARE SPLITS AND SHARE DIVIDENDS. If a Trust elects to declare a Share dividend or split for any series, the services and fees with respect thereto will be negotiated by the Trust and CFS.

         25. REPLACEMENT OF SHARE CERTIFICATES. CFS may issue a new Share certificate in place of a Share certificate represented as not having been received or as having been lost, stolen, seized or destroyed, upon receiving instructions from a Trust and indemnity satisfactory to CFS, and may issue a new Share certificate in exchange for, and upon surrender of, an identifiable mutilated Share certificate. Such instructions from the Trust shall be in such form as has been approved by its Board of Trustees and shall be in accordance with the provisions of its By-Laws governing such matters.

         26. UNCLAIMED AND UNDELIVERED SHARE CERTIFICATES. Where a Share certificate is in the possession of CFS for any reason, and has not been claimed by the record holder or cannot be delivered to the record holder, CFS shall cancel said certificate and reflect as uncertificated Shares on the
shareholder's   account   record  the  Shares   represented  by  said  cancelled
certificate.

         27. REPORTS AND FILES. CFS shall maintain the files and furnish the statistical and other information listed on Schedule C. However, CFS reserves the right to delete, change or add to the files maintained and information provided so long as such deletions, additions or changes do not impair the receipt of services described elsewhere in this Agreement. CFS shall also use its best efforts to obtain such additional statistical and other information as the Trusts may reasonably request within the capabilities of

CFS, for such additional consideration as may be agreed to by CFS and the Trusts.

         28. EXAMINATION OF DAILY TRANSACTIONS. The Trusts will examine reports reflecting each day's transactions and other data delivered to it for the accuracy of the transactions reflected therein and failure to reflect transactions that should have been reflected therein. If CFS has not received from a Trust, within five (5) business days after delivery of such reports to the Trust, written notice, which may be in the form of an appropriate transaction instruction submitted by the Trust for the purpose of correcting the error or omission, as to any errors or omissions which a reasonable inspection and normal audit and control procedure would reveal, then all transactions reflected in such reports shall be deemed to be correct and accepted by the Trust, and CFS shall have no further responsibility for the omission from or correction, deletion, or inclusion of any transaction reflected or which should have been reflected therein, or any liability to the Trust or any third person on account of such error or omission.

         29. DISPOSITION OF BOOKS, RECORDS, AND CANCELLED SHARE CERTIFICATES. CFS will periodically send to each Trust all books, documents, and records of the Trust no longer needed for current purposes and Share certificates which have been cancelled in transfer or in redemption; such books, documents, records, and Share certificates shall be safely stored by the Trusts for future reference for such period as is required and by any means permitted by the Investment Company Act of 1940, or the rules and regulations issued thereunder, or other relevant statutes. CFS shall have no liability for loss or destruction of said books, documents, records, or Share certificates after they are returned to the Trusts.

         30. INSPECTION OF SHARE BOOKS. In case of any request or demand for inspection of the books of a Trust reflecting ownership of the Shares therein ("Share books"), CFS will make a reasonable effort to notify the Trust and to secure instructions as to permitting or refusing such inspection. CFS reserves the right, however, to exhibit the Share books to any person in case it is advised by its counsel that it may be held liable for the failure to exhibit the Share books to such person.

         31. FEES. Each Trust, on behalf of each Fund set forth in Schedule B hereto, shall pay to CFS for its services hereunder fees computed as set forth in Schedule A hereto.

         32. OUT-OF-POCKET EXPENSES. Each Trust shall reimburse CFS for any and all out-of-pocket expenses and charges in performing services under this Agreement (other than charges for normal data processing services and related software, equipment and facilities) including, but not limited to, mailing service, postage, printing of shareholder statements, the cost of any and all forms of the Trust and other materials used by CFS in communicating with shareholders of the Trust, the cost of any equipment or service used for communicating with the Trust's custodian bank or other agent of the Trust, and all costs of telephone communication with or on behalf of shareholders allocated in a manner mutually acceptable to the Trust and CFS.

         33. INSTRUCTIONS, OPINION OF COUNSEL, AND SIGNATURES. At any time CFS may apply to a duly authorized agent of a Trust for instructions regarding the Trust, and may consult counsel for the Trust or its own counsel, in respect of any matter arising in connection with this Agreement, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such counsel. CFS shall be protected in acting upon any such instruction, advice, or opinion and upon any other paper or document delivered by the Trust or such counsel believed by CFS to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of the Trust, until receipt of written notice thereof from the Trust.

         34. TRUSTS' LEGAL RESPONSIBILITY. Each Trust assumes full responsibility for the preparation, contents, and distribution of each Prospectus and Statement of Additional Information of the Trust, and for complying with all applicable requirements of the Securities Act of 1933, as amended, the

Investment Company Act of 1940, as amended, and any laws, rules, and regulations of government authorities having jurisdiction over the Trust except that CFS shall be responsible for all laws, rules and regulations of government authorities having jurisdiction over transfer agents and their activities. CFS assumes full responsibility for complying with due diligence requirements of payors of reportable dividends and of brokers under the Internal Revenue Code with respect to shareholder accounts.

         35. REGISTRATION OF CFS AS TRANSFER AGENT. CFS represents that it is registered with the Securities and Exchange Commission as a transfer agent under
Section 17A of the Securities Exchange Act of 1934 and will notify the Trusts promptly if such registration is revoked or if any proceeding is commenced before the Securities and Exchange Commission which may lead to such revocation.

         36. CONFIDENTIALITY OF RECORDS. CFS agrees not to disclose any information received from the Trusts to any other customer of CFS or to any other person except CFS's employees and agents, and shall use its best efforts to maintain such information as confidential. Upon termination of this Agreement, CFS shall return to the Trusts all records in the possession and control of CFS related to the Trusts' activities, other than CFS's own business records, it being also understood that any programs and systems used by CFS to provide the services rendered hereunder will not be given to the Trusts.

         Notwithstanding the foregoing, it is understood and agreed that CFS may maintain with the Trusts' records information and data to be utilized by CFS in providing services to entities serving as trustees and/or custodians of prototype Tax-Qualified Retirement Plans, IRA Plans, plans for employees of public schools or tax-exempt organizations, or other plans which invest in the Shares. In the event that this Agreement is terminated, CFS may transfer and retain from the records maintained for the Trusts such information and data relating to participants in such aforementioned plans as may be required for CFS to continue providing its services to such trustees and/or custodians.

         37. LIABILITY AND INDEMNIFICATION. CFS shall not be liable to the Trusts for any action taken or thing done by it or its agents or contractors on behalf of a Trust in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the part of CFS, its agents or contractors.

         Each Trust shall indemnify and hold CFS, and its controlling persons, if any, harmless from any and all claims, actions, suits, losses, costs, damages, and expenses, including reasonable expenses for counsel, incurred by it in connection with its acceptance of this Agreement, in connection with any action or omission by it or its agents or contractors in the performance of its duties hereunder to the Trusts, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized agent of a Trust or as a result of acting upon information provided by a Trust in form and under policies agreed to by CFS and the Trusts provided that: (i) to the extent such claims, actions, suits, losses, costs, damages, or expenses relate solely to a particular series or group of series of Shares, such indemnification shall be only out of the assets of that series or group of series; (ii) this indemnification shall not apply to actions or omissions constituting negligence or misconduct of CFS or its agents or contractors, including but not limited to willful misfeasance, bad faith, or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties under this Agreement; and (iii) CFS shall give a Trust prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of CFS.

         CFS shall indemnify and hold harmless each Trust from and against any and all claims, demands, expenses and liabilities which the Trust may sustain or incur arising out of, or incurred because of, the negligence or misconduct of CFS or its agents or contractors, provided that: (i) this indemnification shall not apply to actions or omissions constituting negligence or misconduct of the Trust or its other agents or contractors and (ii) the Trust shall give CFS prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of the Trust.

         38. INSURANCE. CFS represents that it has available to it the insurance coverage set forth on Schedule D hereto, and agrees to notify the Trusts in advance of any proposed deletion or reduction in said insurance.

         39. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         40. DUAL INTERESTS. It is understood that some person or persons may be trustees, directors, officers, or shareholders of both the Trusts and CFS, and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided by specific provision of applicable law.

         41. AMENDMENT AND TERMINATION. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto and may be terminated by at least one hundred eighty (180) days' written notice given by one party to the other. Upon termination hereof, each Trust shall pay to CFS such compensation as may be due as of the date of such termination and shall reimburse CFS for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that in connection with termination a successor to any of the duties or responsibilities of CFS hereunder is designated by the Trust by written notice to CFS, it shall promptly upon such termination and at the expense of the Trust, transfer to such successor a certified list of shareholders of each series of the Trust (with name, address, and tax identification number), a record of the account of each shareholder and status thereof, and all other relevant books, records, and data established or maintained by CFS under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of the Trust, for assistance from CFS personnel in the establishment of books, records, and other data by such successor.

         42.  ASSIGNMENT.

                  A. Except as provided below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                  B. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

                  C. CFS may subcontract for the performance of any of its duties or obligations under this Agreement with any person if such subcontract is approved by the Board of Trustees of a Trust provided, however, that CFS shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

         43. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered mail, postage prepaid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that the address of the Trusts is One Financial Center, Boston, Massachusetts 02111,
Attention: Secretary, and that of CFS for this purpose is One Financial Center, Boston, Massachusetts 02111, Attention: Secretary.

         44. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligation of a Trust hereunder shall be binding only upon the assets of that Trust (or the applicable series thereof), as provided in its Agreement and Declaration of Trust, and shall not be binding upon any Trustee, officer, employee, agent or shareholder of the Trust or upon any other Trust. Neither the authorization of any action by the Trustees or the shareholders of a Trust, nor the execution of this Agreement on behalf of the Trust shall impose any liability upon any Trustee or any shareholder. Nothing in this Agreement shall protect any Trustee against any liability to which such Trustee would otherwise be subject by willful misfeasance, bad faith or gross negligence in the performance of his duties, or reckless disregard of his obligations and duties under this Agreement.

         45. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

         COLUMBIA FUNDS TRUST VIII
         COLUMBIA FUNDS TRUST IX
         COLUMBIA FUNDS TRUST XI

         By:_____________________________
               Name:
               Title:

         ATTEST:   _______________________
                              Name:
                           Title:

         COLUMBIA FUNDS SERVICES, INC.

         By:_____________________________
               Name:
               Title:

         ATTEST:   _______________________
                              Name:
                           Title:

                                        SCHEDULE A

         Each Fund that is a series of a Trust shall pay CFS for the services to be provided by CFS under the Agreement an amount equal to the sum of the following:

1. An account fee for Open Accounts of $28.00 per annum if the Fund is an Equity Fund, $34.00 per annum if the Fund is a Fixed Income Fund or $33.50 per annum if the Fund is a Money Market Fund (all as indicated in Schedule B); PLUS
2. The Fund's Allocated Share of CFS Reimbursable Out-of-Pocket Expenses (except for those Funds designated with (*) in Schedule B, which shall pay CFS as described below).

         All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds' independent accountants.

Definitions

                  "Allocated Share" for any month means that percentage of CFS Reimbursable Out-of-Pocket Expenses which would be allocated to the Fund for such month in accordance with the methodology described in Exhibit 1 hereto.

                  "CFS Reimbursable Out-of-Pocket Expenses" means (i) out-of-pocket expenses incurred on behalf of the Fund by CFS for stationery, forms, postage and similar items, (ii) networking account fees paid to dealer firms by CFS on shareholder accounts established or maintained pursuant to the National Securities Clearing Corporation's networking system, which fees are approved by the Trustees from time to time and (iii) fees paid by CFS or its affiliates to third-party dealer firms or transfer agents that maintain omnibus accounts with a Fund in respect of expenses similar to those referred to in clause (i) above, to the extent the Trustees have approved the reimbursement by the Fund of such fees.

                  "Distributor Fees" means the amount due CFS pursuant to any agreement with the Fund's principal underwriter for processing, accounting and reporting services in connection with the sale of shares of the Fund.

                  "Open Accounts" is any account on the books of CFS representing record ownership of shares of a Fund which as of the first day of any calendar month has a share balance greater than zero. The Open Account fee shall be payable on a monthly basis, in an amount equal to 1/12 the per annum change.


The Funds designated with (*) in Schedule B shall reimburse CFS monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

*        Microfiche/microfilm production
*        Magnetic media tapes and freight
* Printing costs, including certificates, envelopes, checks and stationery
* Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Trusts
*        Due diligence mailings
* Telephone and telecommunication costs, including all lease, maintenance and line costs
*        Ad hoc reports
*        Proxy solicitations, mailings and tabulations
*        Daily & Distribution advice mailings
*        Shipping, Certified and Overnight mail and insurance
*        Year-end forms and mailings
* Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

*        Duplicating services
*        Courier services
*        Incoming and outgoing wire charges
*        Federal Reserve charges for check clearance
*        Overtime, as approved in advance by the Trusts
*        Temporary staff, as approved in advance by the Trusts
*        Travel and entertainment, as approved in advance by the Trusts
* Record retention as required by the Trusts, retrieval and destruction costs, including, but not limited to, exit fees charged by third party record keeping vendors
*        Third party audit reviews
*        Ad Hoc SQL time
*        Insurance
* Such other miscellaneous expenses reasonably incurred by CFS in performing its duties and responsibilities under this Agreement.

The Funds designated with (*) in Schedule B agree that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with CFS. In addition, the Funds will promptly reimburse CFS for any other unscheduled expenses incurred by CFS whenever the Funds and CFS mutually agree that such expenses are not otherwise properly borne by CFS as part of its duties under the Agreement.

                                     Exhibit 1

                           METHODOLOGY OF ALLOCATING CFS
                         REIMBURSABLE OUT-OF-POCKET EXPENSES


1. CFS Reimbursable Out-of-Pocket Expenses are allocated to the Funds as follows:


         A.       Identifiable                                Based on actual services performed and invoiced to a Fund.

         B.       Unidentifiable                              Allocation will be based on three evenly weighted factors.

                                                              -    number of shareholder accounts

                                                              -    number of transactions

                                                              -    average assets


                                       SCHEDULE B

The Series of the Trusts covered by the Agreement are as follows:

                                                                   Type of Fund
COLUMBIA FUNDS TRUST VIII
         Columbia Income Fund                                      Fixed Income
         Columbia Intermediate Bond Fund                           Fixed Income

COLUMBIA FUNDS TRUST IX
         Columbia High Yield Municipal Fund                        Fixed Income
         Columbia Managed Municipals Fund                          Fixed Income

COLUMBIA FUNDS TRUST XI
         Columbia European Thematic Equity Fund                    Equity
         Columbia Global Thematic Equity Fund                      Equity
         Columbia Growth Stock Fund                                Equity
         *Columbia Dividend Income Fund                            Equity
         Columbia Young Investor Fund                              Equity
         *Columbia Asset Allocation Fund                           Equity
         *Columbia Large Cap Core Fund                             Equity
         *Columbia International Equity Fund                       Equity
         *Columbia Large Cap Growth Fund                           Equity
         *Columbia Disciplined Value Fund                          Equity
         *Columbia Small Cap Fund                                  Equity
         *Columbia Small Company Equity Fund                       Equity

                                   SCHEDULE C
                               SYSTEM DESCRIPTION

TRANSACTION PROCECFSNG LOG - PROCECFSNG SPAN IN DAYS
EXPEDITED REDEMPTION FILE - BATCH MAINTENANCE JOURNAL
DAILY CRT OPERATOR STATISTICS
DAILY BATCH MONITORING REPORT
ONLINE NEW ACCOUNT REPORT
DETAIL DAILY "AS OF" REPORT - BY ACCOUNTABILITY
SPECIAL HANDLING - DAILY CONFIRMATIONS
BANK ACCOUNT OUTSTANDING BALANCE VERIFICATION
MISCELLANEOUS FEE JOURNAL
BATCH ENTRY SUMMARY REPORT
ACCOUNT CLOSEOUT ADJUSTMENTS - SUMMARY REPORT
REDEMPTION CHECK REGISTER
WIRE INSTRUCTION REPORT FOR EXPEDITED REDEMPTIONS
DST INC. - DDPS DAILY CASH RECAP REPORT
DAILY UPDATE (MU100) ERROR LISTING
EXCHANGE DISTRIBUTION SUMMARY REPORT
BATCH TRANSMICFSON ERRORS - TRANSACTION ID: DFUNP
DAILY CHECK RECONCILIATION UPDATE REGISTER UCHECK UPDATES
WIRE INSTRUCTION REPORT FOR EXPEDITED REDEMPTIONS
WIRE INSTRUCTION REPORT FOR DIRECT REDEMPTIONS
TRANSFER RECORD DAILY DVND INCREASE JOURNAL
RECORD DATE JOURNAL
DAILY RECAP & SHARE CONTROL SHEET - SHARE AMOUNT
EXCHANGE CLOSE-OUT AUTOMATIC REINVESTMENT REPORT BY EXCHANGE (FROM) FUND DETAIL DAILY "AS OF" REPORT - BY REASON CODE
SHAREOWNER CHECK-CONFIRM RECONCILIATION
DAILY/FREE DAILY BALANCE LISTING - ALPHA CODE SEQUENCE
CONSOLIDATED ERROR REPORTING
DAILY CONFIRMED UNPAID PURCHASE JOURNAL - NO LOAD
REQUESTS FOR DUPLICATE CONFIRMS
CALCULATED DAILY DIVIDEND RATE
EXTERNAL CHECK/INVESTMENT ISSUANCE REPORT
IN-HOUSE CHECK ISSUANCE REPORT
AUTOMATED CLEARING HOUSE REDEMPTION TRANSACTIONS
STEINROE FUNDS
ACH PURCHASE TRANSACTIONS REPORT
ACH MONTHLY REDEMPTION/PURCHASE - TRANSACTION REPORT
STEIN ROE & FARNHAM TRANSFER RECORD FOR DIRECT
  PAYMENTS
REDEMPTION CHECK REGISTER
DAILY DIVIDEND ACCRUAL CLOSEOUTS COMBINED WITH
  CLOSEOUT REDEMPTION WIRES
DAILY DIVIDEND ACCRUAL CLOSEOUTS UNMATCHED CLOSEOUT
  ACCRUAL ERROR REPORT
AVERAGE COST ACCOUNT CALCULATION EXCEPTION REPORT
  FOR DAILY AVERAGE COST FORMS REQUEST
NEW FOREIGN ACCOUNT REPORT
BATCH BALANCE LISTING
TRANSACTION TRACER REPORT
BATCH BALANCE LISTING - ACCOUNT DETAIL
TIMER - SWITCH UPDATE VERIFICATION
REDEMPTION & ADDRESS CHANGE PROCESSED SAME DAY
  WARNING REPORT
AUTOMATE CLEARING HOUSE PRENOTE TRANSACTIONS
STEINROE FUNDS
EXRED WARNING REPORT

EXCHANGE WARNING REPORT UNLIKE TAX ID NUMBERS
INVESTOR TRANSFER TRANSACTIONS LISTING INVESTOR DISTRIBUTOR CODE: STR DETAIL DAILY "AS OF" REPORT BY TRANSACTION CODE
DAILY "AS OF" REPORT
DAILY FUND SHARE BALANCE ERROR LIST
DAILY BATCH BALANCE
DAILY SHAREOWNER MAINTENANCE ERROR LISTING
EXPEDITED REDEMPTION FILE STATUS JOURNAL
NEW ACCOUNT VERIFICATION QUALITY REPORT
SYSTEMATIC EXCHANGE DAILY MAINTENANCE ACTIVITY
ADDITIONAL MAIL MAINTENANCE JOURNAL
BATCH TRANSMICFSON ERRORS TRANSACTION ID: ATRANS
DEALER FILE MAINTENANCE REPORT
CHECK-WRITING REDEMPTION REPORT
ASSET ALLOCATION - REALLOCATION
NEW ACCOUNT REPORT

                                    Schedule D

                              SCHEDULE OF INSURANCE
                           COLUMBIA FUNDS SERVICES, INC.
                                ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS O2111



CARRIER         POLICY      TERM      COVERAGE             EXPOSURE/RATE                 LIMITS                             PREMIUM
                NO.

Federal         (96)        01/01/95- Workers'             FL-8810 $213,000       .71    Workers' Compensation Statutory  $61,612
Insurance Co.   7626-89-79  96        Compensation         NY-8810 $660,000       .57
                                                           Experience Mod.        .97    Employers Liability:
                                                           Premium Disc.        10.1%    Bodily Injury by Accident:
                                                                                           $100,000 each accident

                                                           IL-8810 $18,900,000    .42    Bodily Injury by Disease:
                                                           IL-8742 $   710,000    .92      $500,000 policy limit
                                                           Experience Mod.        .97
                                                           IL Schedule Credit     25%    Bodily Injury by Disease:
                                                           Premium Discount     10.1%      $100,000 each employee

                                                           Flat Coverage Monopolistic
                                                           Fund States        50. x 6

                                                           Expense Constant       160

--------------- ----------- --------- -------------------- ----------------------------- ---------------------------------- --------
Federal         681-26-32   01/01/95- Financial Package    Blanket Personal              $2,000,000 General Aggregate     $21,686.92
Insurance Co.               96        Policy               Property Limit $11,070,000    (other than Products Completed
                                                                                         Operations)
                                                           Two Scheduled Locations:      $1,000,000 Products Completed
                                                             Puerto Rico      $30,300    Operations Aggregate Limit
                                                             1510 Skokie Blvd.$600,000
                                                                                         $1,000,000 Personal &
                                                           Library Values:    $80,000    Advertising Injury Limit

                                                             Fine Arts:      $399,387    $1,000,000 Each Occurrence Limit

                                                           Inland Marine - Valuable      $10,000 Medical Expense Limit
                                                           Papers
                                                                                         $100,000 Personal Property
                                                           General Liability based on    Damage to Rented Premises Limit
                                                           square feet
--------------- ----------- --------- -------------------- ----------------------------- ---------------------------------- --------
Vigilant        7312-72-46  01/01/95- Foreign Package      Liability & N.O. Auto$1,765   General Liability:                $3,100
Insurance Co.               96        Policy               Workers' Compensation1,335      $1,000,000 Commercial Liability
                                                                                           for Bodily Injury or Property
                                      General              $50 Per Person, per             Damage Liability per
                                      Liability            trip-Flat.  Based on:           occurrence
                                                                                           & Personal Injury or
                                      Automobile           Total Employees -       20      Advertising
                                      Liability-DIC/       No. of Trips            49      Injury caused by an offense
                                      Excess Auto          Total No. of Days      104
                                                                                           $1,000,000 Annual Aggregate -
                                      Foreign Voluntary                                    Products/Completed Operations
                                      Workers'
                                      Compensation                                         $250,000 Fire Legal Liability

                                                                                           $10,000 Medical Expense per
                                                                                           person

                                                                                           $30,000 Medical Expense per
                                                                                           accident

                                                                                         Automobile Liability -
                                                                                         DIC/Excess Auto
                                                                                           $1,000,000 Bodily Injury per
                                                                                         person
                                                                                           $1,000,000 Bodily Injury per
                                                                                         occurrence
                                                                                           $1,000,000 Property damage per
                                                                                         occurrence
                                                                                           $10,000 Medial Expense per
                                                                                         person
                                                                                           $30,000 Medical Per Accident

                                                                                         Foreign voluntary Workers'
                                                                                         Compensation - Statutory

                                                                                           $100,000 Employers Liability
                                                                                         Limit
                                                                                           $20,000 Repatriation Expense
                                                                                         for any one Employee

--------------- ----------- --------- -------------------- ----------------------------- ---------------------------------- --------
St. Paul        IM01200804  01/01/95- Electronic Data      Data/Media Flat $400 for      Computer Equipment  $4,132,731    $6,987
Insurance Co.               96        Processing           $500,000 limit                Valuable Papers & Records600,000

                                                           Business Interruption -       Business Interruption1,000,000
                                                           1,000,000 limit
                                                                                         Contingent Business
                                                           Contingent Business             Interruption       1,100,000
                                                           Interruption:  1,000,000 -
                                                           Kansas City                   Extra Expense          500,000

                                                             100,000 - Downers Grove



CARRIER         POLICY      TERM      COVERAGE             EXPOSURE/RATE                 LIMITS                             PREMIUM
                NO.

                                                                                         Transit
                                                                                           Computer Equipment   $50,000
                                                           Deductible                      Data & Media         $50,000
                                                           Computer Equipment, Data        Valuable Papers      $ 5,000
                                                           and Media and Extra Expense
                                                           Combined            $1,000

                                                           Special Breakdown
                                                           Deductible          $5,000
--------------- ----------- --------- -------------------- ----------------------------- ---------------------------------- --------
Gulf            GA5743948P  02/15/96-Excess Mutual Fund                                 $15,000,000 excess of $5,000,000   $540,935
Insurance                   96        D&O/E&O                                            excess of underlying deductible
Company
--------------- ----------- --------- -------------------- ----------------------------- ---------------------------------- --------
Federal         81391969-A  02/15/95- Investment Company                                 Limits of Liability$25,000,000    $211,312
Insurance Co.               96        Assets Protection                                  Extended Forgery    10,000,000
                                      Bond                                               Threats to Persons   5,000,000
                                                                                         Uncollectible items of
                                                                                           Deposit              500,000
                                                                                         Audit Expense          100,000

